From:

GSI Commerce, Inc. For Immediate Release

935 First Avenue

King of Prussia, PA 19406 USA

Contacts:

Michael Conn Greg Ryan

Chief Financial Officer Director, Corp. Communications

tel: 610-491-7002 tel: 610-491-7294

e-mail: connm@gsicommerce.com e-mail: ryang@gsicommerce.com

GSI Commerce Announces Management Changes

KING OF PRUSSIA, Pa., Jan. 6, 2006 -- GSI Commerce Inc. (Nasdaq: GSIC) today announced two role changes affecting the company's management team aimed at broadening the leadership experience of some of the company's top managers.

Michael R. Conn, formerly the company's senior vice president of corporate development, has been named to the position of chief financial officer (CFO). Conn has been a member of the GSI Commerce executive team since 1999. From 1999 through 2000, he served as the company's senior vice president of strategic development, where among other responsibilities; he was instrumental in authoring the company's original business plan. From 2000 through 2004, Conn served as senior vice president of business development, where he oversaw the company's sales organization and played a key role in securing more than 30 partner deals. From 2004 to the present, he served as senior vice president for corporate development, with accomplishments that included the company's 2005 concurrent offering of convertible notes and common stock.

Jordan M. Copland, the company's former CFO, was named to the position of executive vice president, strategic development. Copland served as the company's CFO since 2000. During his tenure as CFO, Copland oversaw the development of the finance organization during a period of rapid growth for the company. In his new role, Copland will draw on his extensive financial, strategic planning and international experience to drive the development of the company's strategic roadmap.

"I am excited to see Mike and Jordan take on new challenges at GSI Commerce," said Michael Rubin, chairman and chief executive officer of GSI Commerce. "They have both delivered for us across a wide range of activities and have grown tremendously as a result of their roles. I am confident they will continue to be valuable contributors to the company in their new roles."

About GSI Commerce

GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: core technology, supporting infrastructure and partner services. We either operate, or will operate pursuant to signed agreements, all or portions of the e-commerce businesses for approximately 50 partners.

Forward-Looking Statements

All statements made in this release other than statements of historical fact are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "guidance," "potential," "continue," "project," "forecast," "confident," "prospects," and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce's business, financial condition and operating results include the effects of changes in the economy, the impact of FASB 123(R), consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

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